Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2017 First-Quarter Financial Results

Cambridge, Mass., April 26, 2017 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2017 first-quarter financial results.

First-Quarter Financial Performance

Total revenues were $77.2 million for the first quarter of 2017, compared with $77.4 million for the first quarter of 2016. Research revenues decreased 3%, and advisory services and events revenues increased 5%, compared with the first quarter of 2016.

On a GAAP basis, net income was $3.0 million, or $0.16 per diluted share, for the first quarter of 2017, compared with a net income of $1.3 million, or $0.07 per diluted share, for the same period in 2016. The company recognized a $1.3 million income tax benefit during the first quarter of 2017 related to the closure of a tax audit during the period.

On a pro forma basis, net income was $3.2 million, or $0.17 per diluted share, for the first quarter of 2017, which reflects a pro forma effective tax rate of 40%. Pro forma net income excludes stock-based compensation of $2.0 million, amortization of acquisition-related intangible assets of $0.2 million, and investment losses of $0.2 million. This compares with pro forma net income of $3.4 million, or $0.19 per diluted share, for the same period in 2016, which reflects a pro forma tax rate of 40%. Pro forma net income for the first quarter of 2016 excludes stock-based compensation of $2.1 million, amortization of acquisition-related intangible assets of $0.2 million, and reorganization costs of $1.0 million.

“Forrester met revenue and pro forma operating margin guidance while exceeding EPS targets for the first quarter,” said George F. Colony, Forrester’s chairman and chief executive officer. “Our new selling model is showing results, and the continued digitization of our syndicated products continues to move forward. The year has kicked off well — we’re happy with where we are at the start of 2017.”

Forrester is providing second-quarter 2017 financial guidance as follows:

Second-Quarter 2017 (GAAP):

•	Total revenues of approximately $86.0 million to $89.0 million.
•	Operating margin of approximately 8.0% to 10.0%.
•	Other income (expense), net of zero.
•	An effective tax rate of 40%.
•	Diluted earnings per share of approximately $0.23 to $0.27.

Second-Quarter 2017 (Pro Forma):

Pro forma financial guidance for the second quarter of 2017 excludes stock-based compensation expense of $1.8 million to $2.0 million, amortization of acquisition-related intangible assets of approximately $0.2 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 10.5% to 12.5%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $0.30 to $0.34.

Our full-year 2017 guidance is as follows:

Full-Year 2017 (GAAP):

•	Total revenues of approximately $324.0 million to $332.0 million.
•	Operating margin of approximately 7.8% to 8.8%.
•	Other income, net of zero.
•	An effective tax rate of 36%.
•	Diluted earnings per share of approximately $0.90 to $0.97.

Full-Year 2017 (Pro Forma):

Pro forma financial guidance for full-year 2017 excludes stock-based compensation expense of $7.8 million to $8.3 million, amortization of acquisition-related intangible assets of approximately $0.8 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 10.5% to 11.5%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $1.13 to $1.20.

Quarterly Dividend

Forrester also announced today that its board of directors has approved a quarterly cash dividend of $0.19 per share, payable June 21, 2017, to shareholders of record on June 7, 2017.

Adoption of FASB ASU No. 2016-09

Effective January 1, 2017, Forrester adopted Financial Accounting Standards Board Accounting Standards Update 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (ASU No. 2016-09), which changes the accounting for stock-based compensation awards. Among the changes in ASU No. 2016-09 that impacted Forrester is the requirement to recognize certain tax benefits that arise from the settlement/exercise of stock-based compensation awards in the income statement, whereas previously these benefits were recorded in stockholders’ equity. This change was applied on a prospective basis to settlements/exercises occurring on or after January 1, 2017, and had an insignificant effect on our financial results in the first quarter of 2017.

In addition, ASU No. 2016-09 requires that all income-tax-related cash flows resulting from share-based payments be reported as operating activities and that cash paid by directly withholding shares for tax withholding purposes be classified as a financing activity in the statement of cash flows. These changes were applied retrospectively and resulted in an increase in operating cash flows, with a corresponding decrease in financing cash flows, of $39,000 for the three months ended March 31, 2016.

About Forrester Research

Forrester Research is one of the most influential research and advisory firms in the world. We work with business and technology leaders to develop customer-obsessed strategies that drive growth. Forrester’s unique insights are grounded in annual surveys of more than 675,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data, custom consulting, exclusive executive peer groups, and events, the Forrester experience is about a singular and powerful purpose: to challenge the thinking of our clients to help them lead change in their organizations. For more information, visit forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of and full-year 2017, statements about the success of operational improvements, and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, demand for advisory and consulting services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, Forrester’s ability to develop and offer new products and services, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, Forrester’s ability to realize the anticipated benefits from recent internal reorganizations, the possibility of network disruptions and security breaches, Forrester’s ability to enforce and protect its intellectual property, and possible variations in Forrester’s quarterly operating results. Dividend declarations are at the discretion of Forrester’s board of directors, and plans for future dividends may be revised by the board at any time. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income and the table of key financial data are attached.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617.613.6000

mdoyle@forrester.com

Meaghan Rhyasen

Public Relations

Forrester Research, Inc.

+ 1 617.613.6070

press@forrester.com

© 2017, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues:
Research services	$51,743	$53,248
Advisory services and events	25,451	24,153

Total revenues	77,194	77,401
Operating expenses:
Cost of services and fulfillment	31,396	31,123
Selling and marketing	30,622	30,404
General and administrative	10,170	9,973
Depreciation	1,679	1,965
Amortization of intangible assets	191	209
Reorganization costs	—	1,015

Total operating expenses	74,058	74,689
Income from operations	3,136	2,712
Other income (expense), net	9	(328)
Losses on investments, net	(203)	—

Income before income taxes	2,942	2,384
Income tax provision (benefit)	(88)	1,095

Net income	$3,030	$1,289

Diluted income per common share	$0.16	$0.07

Diluted weighted average shares outstanding	18,536	17,925

Basic income per common share	$0.17	$0.07

Basic weighted average shares outstanding	18,230	17,762

Pro forma data (1):
Income from operations	$3,136	$2,712
Amortization of intangible assets	191	209
Reorganization costs	—	1,015
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,197	1,194
Selling and marketing	162	314
General and administrative	690	627

Pro forma income from operations	5,376	6,071
Other income (expense), net	9	(328)

Pro forma income before income taxes	5,385	5,743
Pro forma income tax provision	2,154	2,297

Pro forma net income	$3,231	$3,446

Pro forma diluted income per share	$0.17	$0.19

Pro forma diluted weighted average shares outstanding	18,536	17,925

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our pro forma presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, reorganization costs and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars thousands)

	March 31, 2017	December 31, 2016
Balance sheet data:
Cash, cash equivalents and marketable investments	$134,593	$138,105
Accounts receivable, net	$55,029	$58,812
Deferred revenue	$156,256	$134,265

	March 31,
	2017	2016
Cash flow data:
Net cash provided by operating activities	$19,454	$21,576
Purchases of property and equipment	$(1,540)	$(1,144)
Repurchases of common stock	$(21,453)	$—
Dividends paid	$(3,462)	$(3,201)

	As of March 31,
	2017	2016
Metrics:
Agreement value	$236,600	$240,500
Client retention	74%	77%
Dollar retention	87%	88%
Enrichment	94%	97%
Number of clients	2,427	2,477

	As of March 31,
	2017	2016
Headcount:
Total headcount	1,375	1,322
Research and consulting staff	512	484
Sales force	535	516